Exhibit 10.10

                             COVENANT NOT TO COMPETE
                             -----------------------

     Comes Now Marc Ebersole and enters into this Covenant Not To Compete in favor of Cascade Mountain Mining Company, Inc. ("the Company"):

     WHEREAS:

     Marc Ebersole ("Ebersole") owns all of the capital stock of BH Holding Company, Inc., ("BH") and ABS Holding Company, Inc. ("ABS"); and

     BH and ABS are in the business of valet parking, parking management and vehicle immobilization in Atlanta, Georgia; and

     On or about November 4th, 2004 Ebersole entered into a Stock Exchange Agreement with the Company whereby Ebersole received 32,600,000 shares of the Company in exchange for all of the shares of BH and ABS ("the transaction"); and

     As a material inducement for the Company to enter into the transaction, Ebersole agreed to enter into this Covenant Not To Compete in favor of the Company, and its successors and assigns.

     Now Therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Ebersole agrees to the following:

     1.  Ebersole  hereby  covenants with the Company that for a period of three
(3) years from the date of the termination of his employment with the Company, Ebersole will not, directly or indirectly, engage in, be employed in, or have any interest in any occupation or business similar to or the same as that of BH and ABS, that is valet parking, parking management and vehicle immobilization (booting) within the southeastern United States, including without limitation the states of Georgia, Alabama, Louisiana, Tennessee, Florida, South Carolina, North Carolina and any other location where BH and ABS are conducting valet parking, parking management and vehicle immobilization (booting) during said three (3) year period. Ebersole will not solicit for business any of BH and ABS customers.

     2.  Ebersole  further covenants with the Company that for a period of three
(3) years from the date of the termination of his employment with the Company, Ebersole will not solicit any of BH and ABS employees and independent contractors to leave or terminate their employment with BH and ABS.

     3. Ebersole acknowledges that this Covenant Not To Compete is entered as a part of and in connection with the transaction.

     4. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their legal representatives, heirs, executors, administrators, successors, assigns, affiliates, employees and agents.

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     5.  This  agreement  constitutes  the  entire agreement between the parties relating to the subject matter, and supercedes all prior agreements, understandings or representations of the parties (oral or written) relating to the same subject matter. It is declared by the parties hereto that there are no oral agreements or undertakings between them affecting this Agreement.

     6.   Copies  of  all notices under this agreement shall be sent as follows:

     Marc  Ebersole
     2065  River  Falls  Dr.
     Roswell,  GA  30076

     Company
     200  Hanover  Park  Road
     Suite  120
     Atlanta,  GA  30350

     7. This agreement may not be modified or amended except by written agreement signed by all the parties. No oral statement heretofore or hereafter made shall affect or change this agreement in any respect.

     8. The parties hereto agree that they have thoroughly discussed all aspects of this agreement with their respective counsel, that they are fully aware of their right to discuss any and all aspects of this matter with an attorney chosen by them, that they have carefully read and fully understand all the provisions of this agreement, and that they are freely and voluntarily entering into this agreement.

     9. Any dispute hereunder shall be heard only in the Superior or State Court in Fulton County, Georgia, and the parties submit themselves to the jurisdiction of said courts.

     10. This agreement is made in Georgia, and it shall be construed, interpreted and enforced in accordance with Georgia law.

     11. The waiver by either party hereto of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the parties.

     12. Should any provision of this Agreement be declared invalid, the remainder of this Agreement shall remain in full force and effect.

     13. Separate counterparts or duplicate copies of this Agreement may be signed by the parties hereto with the same effect as if all the parties had subscribed and signed the original agreement.

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     14.  Ebersole  acknowledges  that  if  he  were  to  violate  the terms and conditions of this Covenant Not To Compete that the Company would be irreparably harmed, and would not have an adequate remedy at law. Therefore, Ebersole agrees that the Company is entitled to seek and receive injunctive relief if he should violate the terms and conditions of this agreement.

     15. This Covenant Not To Compete shall be null and void and of no effect if Ebersole fulfils his obligations under the personal guaranty contained in the Senior Secured Convertible Debenture that he executed as a part of this transaction in favor of Hyde Investments, Ltd.

     This  4th  day  of  November  2004

                                   /s/  Marc  Ebersole
                                   -------------------------
                                   Marc  Ebersole

                                   CASCADE MOUNTAIN MINING COMPANY, INC., a Nevada corporation

                                   By:  /s/  Marc  Ebersole
                                   -------------------------
                                   Name:  Marc  Ebersole
                                   Title:  Chief  Executive  Officer

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